SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT |X|       FILED BY A PARTY OTHER THAN THE REGISTRANT |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement

|_|   Definitive Proxy Statement

|_| Definitive Additional Materials Soliciting Material Pursuant to sec.240.14a-ll(c) or sec.240.14a-12

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                           ART TECHNOLOGY GROUP, INC.

                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)    Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

5)    Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)    Amount Previously Paid:

2)    Form, Schedule or Registration Statement No.:

3)    Filing Party:

4)    Date Filed:


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

                           ART TECHNOLOGY GROUP, INC.
                                 25 FIRST STREET
                         CAMBRIDGE, MASSACHUSETTS 02141

Dear Stockholder:

      I am pleased to invite you to attend Art Technology Group, Inc.'s 2000 Annual Meeting of Stockholders on May 19, 2000. We will hold the meeting at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, 26th Floor, Boston, Massachusetts. Annual meetings play an important role in maintaining communications and understanding among Management, the Board of Directors and our stockholders, and I hope that you will be able to join us.

      On the pages following this letter you will find the Notice of Annual Meeting of Stockholders, which lists the matters to be considered at the Annual Meeting, and the Proxy Statement, which describes the matters listed in the Notice. In this mailing, we have also enclosed our 1999 Annual Report.

      If you are a stockholder of record, we have enclosed your Proxy Card, which allows you to vote on these matters. Simply mark, sign, date and mail your Proxy Card to our transfer agent, Boston EquiServe, L.P., in the enclosed postage-paid envelope. Of course, you may attend the Annual Meeting and vote in person, even if you have sent in a Proxy Card.

      If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

                                    Sincerely yours,

                                    Joe Chung
                                    Chief Technology Officer and
                                    Chairman of the Board of Directors

THE ABILITY TO HAVE YOUR VOTE COUNTED AT THE ANNUAL MEETING IS AN IMPORTANT STOCKHOLDER RIGHT, AND I HOPE YOU WILL CAST YOUR VOTE IN PERSON OR BY PROXY REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.


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

                    Notice of Annual Meeting of Stockholders

Time.......................     10:00 a.m. on Friday, May 19, 2000

Place......................     Offices of Hale and Dorr LLP, 60 State Street,
                                Boston, Massachusetts

Items Of Business..........     (1)   To elect two Class I directors to serve
                                      for the ensuing three years.

                                (2) To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 500,000,000.

                                (3)   To approve the continuation of and an
                                      amendment to our 1996 Stock Option Plan to increase the number of shares available for issuance from 6,300,000 to 9,800,000.

                                (4) To ratify the selection of Arthur Andersen LLP as our independent accountants for the fiscal year ending December 31, 2000.

                                (5)   To transact such other business as may
                                      properly come before the Annual Meeting
                                      and any adjournment or postponement of the Annual Meeting.

Record Date................     You can vote if you are a stockholder of record
                                at the close of business on March 28, 2000.

Annual Report..............     We have enclosed our 1999 Annual Report, which
                                is not a part of the proxy solicitation
                                material.

Proxy Voting...............     It is important that your shares be represented
                                and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please mark, sign, date and promptly mail your Proxy
                                Card to our transfer agent, Boston EquiServe, L.P., in the enclosed postage-paid envelope.

                                You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

                                              By Order of the Board of Directors

                                              Jeet Singh
                                              Secretary


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

Cambridge, Massachusetts
April 14, 2000

                           Art Technology Group, Inc.

                                 25 First Street
                               Cambridge, MA 02141

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS


      The Board of Directors of Art Technology Group, Inc. is soliciting proxies to be voted at our Annual Meeting of Stockholders and at any adjournment or postponement of the Annual Meeting. We are delivering these proxy materials in connection with this solicitation.

      You are invited to attend our Annual Meeting of Stockholders on Friday, May 19, 2000, beginning at 10:00 a.m. The Annual Meeting will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts.

      This Proxy Statement, Proxy Card and voting instructions are being mailed on April 14, 2000. In addition, we are enclosing a copy of our 1999 Annual Report.

Stockholders Entitled to Vote

      Holders of record of ATG common stock at the close of business on March 28, 2000 are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were _____________ shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

      A list of stockholders entitled to vote will be available at the Annual Meeting and for 10 days prior to the Annual Meeting, between the hours of 8:30 a.m. and 5:30 p.m., at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, by contacting the Secretary of the Company.

Proxies

      Your vote is important. Stockholders of record may vote their proxies by marking, signing, dating and mailing a Proxy Card to our transfer agent, Boston EquiServe, L.P. If you are a stockholder of record, we have enclosed a postage-paid envelope. Stockholders whose shares are held in the name of a bank, broker or other holder of record will receive instructions from the holder of record explaining how your shares may be voted.

      You may revoke your proxy at any time before the vote at the Annual Meeting by (1) written notice to the Secretary of the Company, (2) timely delivery of a valid later-dated proxy or (3) voting by ballot at the Annual Meeting.


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

Voting at the Annual Meeting

      Returning a proxy now will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. All of your shares that have been properly voted by proxy and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your Proxy Card but do not give voting instructions, the persons named as proxies will vote your shares as recommended by the Board of Directors.

Voting on Other Matters

      If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of Proxy Card will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we do not know of any other matters to be raised at the Annual Meeting.

Required Vote

      The necessary quorum at the Annual Meeting is the presence, in person or by proxy, of the holders of a majority of the shares of ATG common stock that are outstanding and entitled to vote. For purposes of determining a quorum, abstentions and broker "nonvotes" are counted as present and entitled to vote. A broker "nonvote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

      A plurality of the votes cast is required for the election of Directors, meaning that the Director nominee with the most affirmative votes for a particular seat is elected for that seat. Abstentions are not counted for purposes of the election of Directors. Brokers have discretionary voting power in the election of Directors.

      The affirmative vote of the holders of a majority of the shares present or represented and voting at the Annual Meeting is required to approve the proposed amendments of our Certificate of Incorporation and our 1996 Stock Option plan.

      The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to ratify the selection of Arthur Andersen LLP as our independent accountants for the fiscal year ending December 31, 2000. Abstentions are effectively counted as votes against this ratification. Brokers have discretionary voting power in the ratification of independent accountants.

Cost of Proxy Solicitation

      We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, electronic mail, facsimile


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

transmission or by telegram. We will not pay additional compensation to these individuals for soliciting proxies. We will also request banks, brokers and other nominees holding shares for a beneficial owner to forward copies of the proxy material to those beneficial owners and to request instructions for voting those shares. We will reimburse these banks, brokers and other nominees for their related reasonable expenses.

Stockholder Account Maintenance

      Our transfer agent is Boston EquiServe, L.P. All communications concerning accounts of stockholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of common stock and similar issues can be handled by calling them at 800-733-5001 or 781-575-3400 or by contacting Boston EquiServe's website at www.equiserve.com. For other information about ATG, stockholders can visit our website at www.atg.com.

Stock Split

      All information in this Proxy Statement has been adjusted to reflect a two-for-one stock split effected on March 27, 2000.

THE BOARD OF DIRECTORS

      ATG is governed by a Board of Directors that presently consists of seven Directors. During 1999, the Board met 10 times. The Board has two ongoing committees: an Audit Committee and a Compensation Committee. During 1999, no Director attended fewer than 75% of the total of the number of Board meetings and the number of meetings held by committees on which the Director served.

      ATG has a standing Audit Committee of the Board of Directors, which reviews our financial reporting and internal controls and policies, recommends the selection of independent auditors, reviews the overall plan and scope of the independent audit and provides the opportunity for direct contact between our independent accountants and the Board. The Audit Committee met three times during 1999. The current Audit Committee members are Thomas Matlack and Robert Forlenza.

      ATG has a standing Compensation Committee of the Board of Directors which reviews, and recommends to the Board for approval, the compensation programs for the Chief Executive Officer, other executive officers and key employees. The Compensation Committee also administers our bonus and incentive plans and programs, including stock option and stock purchase plans. The Compensation Committee took action thirteen times during 1999, either by telephonic meeting or by means of written consent. The current members of the Compensation Committee are Thomas Matlack, Scott Jones and Charles Lax.

Compensation of Directors

      ATG does not pay additional cash compensation to any Directors, whether or not a Director is or employed by ATG or one of its affiliates.


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

      Meeting Fees. ATG does not reimburse Directors for travel and living expenses for attending regular Board meetings and committee meetings.

      Regular Stock Options. The Board of Directors adopted our 1999 Outside Director Stock Option Plan in May 1999, and it was approved by our stockholders in June 1999. Under the plan, each of our non-employee Directors received a non-statutory option to purchase 10,000 shares of our common stock on the effective date of our initial public offering (July 20, 1999) at the initial public offering price, which was $6 a share after adjustment for our recent stock split. In addition, each non-employee director receives an option to purchase 5,000 shares of our common stock on the date of each annual meeting of stockholders, at an exercise price per share equal to the closing price of our common stock on the date of the annual meeting. In addition, individuals who become directors and are not our employees will receive an option to purchase 10,000 shares of our common stock on the date of his or her initial election to our Board of Directors. The exercise price per share of such options will be the closing price per share of our common stock on the date of the Director's election. All options granted under the Director plan are fully vested upon grant.

                              ELECTION OF DIRECTORS

      ATG's By-laws provide that the Board shall consist of at least three Directors. From time to time, the number of Directors is determined by the Board or at an annual meeting of stockholders. In August 1998, the number of Directors was fixed at seven. The Board of Directors consists of three classes (designated Class I, Class II and Class III Directors) with each class holding office for overlapping three year terms.

      The persons named in the enclosed Proxy Card intend to vote the proxy for the election of each of Phyllis S. Swersky and Robert F. Walters as Class I Directors, unless you indicate on the Proxy Card that your vote should be withheld from one or both of these nominees.

      We expect each nominee for election as a Director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of Directors serving on the Board.

Nominees

           Class I Directors (Terms to expire at 2003 Annual Meeting)

      Phyllis S. Swersky, 48, has been President of The Meltech Group, a consulting firm specializing in business advisory services for high-growth potential businesses, since 1995. She was the President of The Net Collaborative, Inc., an Internet systems integration company, from 1996 to 1997. She served as President of Work/Family Directions, Inc., a provider of employee benefits programs, from 1992 through 1995. Prior to 1992, she was Executive Vice President and Chief Financial Officer of AICorp, Inc., a computer software company. Ms. Swersky also serves as a director of Investor Financial Services, Inc.

      Robert F. Walters, 51, has been Senior Vice President and Chief Information Officer of


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

the John Hancock Financial Services since 1995. Prior to Hancock, Mr. Walters held various key positions at Citibank, both domestically and overseas. Before joining Citibank, Mr. Walters held various senior technology management positions at Bankers Trust Co. and Marine Midland Bank.

Continuing Members of the Board of Directors

            Class II Directors (Terms expire at 2001 Annual Meeting)

      Scott A. Jones, 38, has been a member of our Board of Directors since November 1997. Since co-founding Escient, Inc., a company focusing on Internet applications related to entertainment in the home, in July 1996, Mr. Jones has served as its Chief Executive Officer and Chairman. After co-founding Boston Technology, Inc. in 1986, Mr. Jones served as its Chairman and Chief Scientist until 1992. Since 1994, he has also been a principal of Threshold Technologies, Inc., a consulting firm, and King Air Charters, Inc., an air charter company. Mr. Jones also serves on the board of HIE, Inc. a software integration services company.

      Charles R. Lax, 40, has been a member of our Board of Directors since December 1997. Since November 1997, Mr. Lax has been General Partner of SOFTBANK Technology Ventures. From March 1996 to November 1997, he was Vice President at SOFTBANK Holdings Inc. Mr. Lax also serves on the boards of 1-800-Flowers.com, Inc., Global Sports, Inc., a sports equipment company, Interliant, Inc. an Internet hosting service company, and Webhire, Inc. a human resources staffing software company.

      Thomas N. Matlack, 34, has been a member of our Board of Directors since November 1997. Since August 1998, he has been a Managing Partner at Megunticook Management LLC, a private investment fund. From 1992 to February 1997, he held various positions with the Providence Journal Company, including Chief Financial officer from April 1996 to February 1997, Vice President, Finance from September 1995 to April 1996, and Director, Financial Planning and Analysis from 1992 to September 1995.

           Class III Directors (Term to expire at 2002 Annual Meeting)

      Joseph T. Chung, 35, co-founded the company with Jeet Singh in 1991 and is our Chief Technology Officer, Treasurer and Chairman of our Board of Directors. Previously, Mr. Chung was the technical director and chief technology designer of the hyperinstrument group at the MIT Media Lab and held engineering positions at Apple Computer and Digital Equipment Corporation.

      Jeet Singh, 36, co-founded the company with Joseph Chung in 1991 and is our Chief Executive Officer and a member of our Board of Directors. Previously, Mr. Singh held marketing positions with Boston Technology, Inc., a manufacturer of advanced voice processing computers, Team Technologies, a Washington, D.C.-based consulting firm specializing in workgroup productivity, and Groupe Bull/Bull Corporation of America.


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

                      AMENDMENT TO INCREASE AUTHORIZED COMMON STOCK

      The Board of Directors believes that it is in ATG's best interest to amend our Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue from 100,000,000 shares to 500,000,000 shares. The purpose of the amendment is to provide us with additional shares of common stock which may be made available for future financing and acquisition transactions, stock splits, employee benefit plans, and other general corporate purposes. We have no present commitments to issue the additional shares of common stock for which authorization is sought other than in connection with our stock plans (See "Amendment of 1996 Stock Option Plan - Summary of Stock Option Plan."). If the Board believes it to be in the best interests of ATG and our stockholders to issue additional shares of common stock in the future, the Board will have the authority to determine the terms of the issuance and would not seek further authorization by vote of the stockholders unless such authorization is required by applicable law. If the Board wishes to issue additional shares of common stock in the future, such issuance of additional shares could have a dilutive effect on the voting power of existing holders of common stock and on earnings per share. In addition, the proposed increase in the number of shares of authorized common stock might deter or render more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by our Board.

      The Board of Directors believes that the approval of the amendment of the Certificate of Incorporation is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

             CONTINUANCE OF AND AMENDMENT TO 1996 STOCK OPTION PLAN

      Our 1996 Stock Option Plan (the "1996 Plan") currently provides for the issuance of up to 6,300,000 shares of common stock. In February 2000, the Board of Directors voted to (i) continue the 1996 Plan and (ii) amend the 1996 Plan, subject to stockholder approval, to increase the number of shares authorized for issuance thereunder by 3,500,000 shares to 9,800,000 shares of common stock.

      Section 162(m) and Continuance of the Plan. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In order for awards granted under the 1996 Plan to comply with Section 162(m) after the Annual Meeting, the continuance of the 1996 Plan must be approved by the stockholders. If the stockholders do not vote to continue the 1996 Plan, the Company will not make any further awards under the 1996 Plan. Even if the stockholders do vote to continue the 1996 Plan, however, awards granted thereunder will only be treated as qualified performance-based compensation under Section 162(m) if the grant of such awards complies with all other requirements of Section 162(m).

      The Board of Directors' primary reason for adopting the amendment was to enhance our ability to attract, retain and motivate qualified employees. The following summary of the 1996 Plan is qualified in all respects by reference to the full text of the 1996 Plan, which is available upon request to the Secretary of ATG.


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

Summary of the 1996 Plan

      The 1996 Plan was adopted by our Board of Directors in April 1996 and approved by our stockholders in May 1996.

      The 1996 plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code and nonstatutory stock options.

      Our officers, employees, Directors, consultants and advisors are eligible to receive awards under the 1996 plan. Under present law, however, incentive stock options may only be granted to employees. No employee may receive any award for more than 500,000 shares in any calendar year.

      Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. We may grant options at an exercise price less than, equal to or greater than the fair market value of our common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than the fair market value of the common stock on the date of grant or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the company. The 1996 plan permits our Board of Directors to determine how optionees may pay the exercise price of their options, including by cash, check or in connection with a "cashless exercise" by surrender to us of shares of common stock, by delivery to us of a promissory note, or by any other means which the Board determines is consistent with the 1996 Plan and applicable rules and regulations.

      As of March 28, 2000, approximately 380 persons were eligible to receive awards under the 1996 plan, including five executive officers and five non-employee Directors. The granting of options under the 1996 Plan is discretionary and we cannot now determine the number or type of options to be granted in the future to any particular person or group.

      Our Board of Directors administers the 1996 plan. Our Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the plan and to interpret its provisions. It may delegate authority under the 1996 plan to one or more committees of the Board of Directors. Our Board of Directors has authorized the Compensation Committee to administer the 1996 plan, including the granting of options to our executive officers. In addition, the Board has authorized an Employee Stock Option Committee, consisting of our Chief Executive Officer, Jeet Singh, to grant options under the 1996 Plan for up to 300,000 shares in any quarter. Such Options may not cover more than 10,000 shares per employee per year and must be within certain guidelines based on salary levels. Subject to any applicable limitations contained in the 1996 plan, our Board of Directors, these committee and any other committee to whom our Board of Directors delegates authority may select the recipients of awards and determines the number of shares of common stock covered by options, the dates upon which such options become exercisable, the exercise price of options and the duration of options.


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

      In the event of a merger, liquidation or other acquisition event, our Board of Directors is authorized to take one or more of the following actions: provide that outstanding options be assumed or substituted for by the acquiror, provide that all unexercised options terminate immediately prior to the event unless exercised within a time period specified in written notice to the option holder, in the event of a merger in which the holders of common stock would receive a cash payment for each share surrendered, provide for a cash payment to each option holder equal to the per share amount by which the amount paid to common stock holders exceeds the option's exercise price, multiplied by the total number of shares for which the option is then exercisable or provide that any or all outstanding options become fully exercisable immediately prior to the event.

      No award may be granted under the 1996 plan after April 2006, but the vesting and effectiveness of awards previously granted may extend beyond that date. Our Board of Directors may at any time amend, suspend or terminate the 1996 plan, except that no award granted after an amendment of the 1996 plan and for which stockholder approval is required under Section 422 of the Internal Revenue Code shall become exercisable, realizable or vested, to the extent such amendment was required to grant such award, unless and until such amendment is approved by our stockholders.

      See Appendix A to this Proxy Statement for a discussion of the U.S. federal income tax consequences of the 1996 Plan.

      The Board of Directors believes that each of (i) the continuance of the 1996 Plan and (ii) the approval of the amendment of the 1996 Plan is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

      The Board of Directors, upon the recommendation of its Audit Committee, has selected Arthur Andersen LLP as independent accountants for the fiscal year ending December 31, 2000. This firm has served as our independent accountants since 1996. Although stockholder ratification of the selection of Arthur Andersen is not required by law, the Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, we will reconsider the selection of Arthur Andersen.

      Representatives of Arthur Andersen will be present at the Annual Meeting to answer appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

      The Board of Directors recommends a vote FOR the ratification of the selection of Arthur Andersen LLP as our independent accountants for the fiscal year ending December 31, 2000.


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

                         OWNERSHIP OF ATG'S COMMON STOCK

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information as of January 31, 2000, with respect to the beneficial ownership of our Common Stock by (i) each person known by us to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each Director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) all Directors and executive officers of the Company as a group. The address of each of our executive officers is c/o Art Technology Group, Inc., 25 First Street, Cambridge, Massachusetts 02141.

                                                            Number of Shares
                                                            Beneficially                 Percentage of Common
Beneficial Owner                                            Owned (1)                    Stock Outstanding (1)(2)
Tudor Investment Corporation (3).......................
         600 Steamboat Road
         Greenwich, CT 06830                                 8,736,524                   13.3%
GMN Investors II LP....................................
         20 Williams Street
         Wellesley, MA 02481                                 3,328,200                    5.1%
Jeet Singh (4) ........................................      6,784,000                   10.3%
Joseph T. Chung (5)....................................      6,729,600                   10.2%
Charles R. Lax(6)......................................      2,638,698                    4.0%
Scott A. Jones.........................................      1,900,338                    2.9%
Thomas N. Matlack......................................        470,664                    0.7%
Phyllis S. Swersky.....................................          2,200                    0.0%
Ann C. Brady (7).......................................        164,022                    0.2%
Lauren Kelley (8)......................................         92,045                    0.1%
Paul Shorthose (9).....................................        297,500                    0.4%
William Wittenberg 10).................................        620,188                    0.9%
Robert Walters.........................................              0                    0.0%
Ian Reid...............................................              0                    0.0%
All  directors and executive officers as a group
  (12 persons)                                              31,763,979                   48.3%

(1) The inclusion of any shares of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. Unless otherwise indicated, each person listed above has sole voting and/or investment power with respect to the shares listed. Any reference in the footnotes below to shares subject to stock options held by the person in question relates only to stock options which were exercisable on, or within 60 days after, January 31, 2000.

(2) In calculating the percent of common stock beneficially owned by each person or entity listed, the number of shares deemed outstanding consists of the 65,825,194 post-split shares actually outstanding as of January 31, 2000, plus, for that person or entity only, any shares subject to options that were exercisable on, or within 60 days after, January 31, 2000.

(3) Beneficial ownership as reported in an amendment to a Schedule 13G filed with the Securities and Exchange Commission (the "Commission") in March 2000.


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

(4) Mr. Singh's shares are held in trust of which Mr. Singh is the sole trustee with sole voting and dispositive power.

(5) Mr. Chung's shares are held in trust of which Mr. Chung is the sole trustee with sole voting and dispositive power.

(6) Mr. Lax is General Partner of SOFTBANK Technology Ventures, an affiliate of SOFTBANK Ventures, Inc. and may be deemed to have beneficial ownership of 2,628,698 shares owned by SOFTBANK. Mr. Lax disclaims such beneficial ownership.

(7)   Includes 98,022 shares subject to stock options.

(8)   Includes 63,049 shares subject to stock options.

(9)   Includes 297,500 shares subject to stock options.

(10)  Includes 395,188 shares subject to stock options.

(11)  Includes a total of 853,759 shares subject to stock options.

Executive Officers

      ATG's executive officers are elected by the Board of Directors and hold office until the first meeting of the Board following the annual meeting of stockholders. Certain information about ATG's executive officers is presented below:

      Jeet Singh, 36, co-founded the company with Joseph Chung in 1991 and is our Chief Executive Officer and a member of our Board of Directors. Previously, Mr. Singh held marketing positions with Boston Technology, Inc., a manufacturer of advanced voice processing computers, Team Technologies, a Washington, D.C.-based consulting firm specializing in workgroup productivity, and Groupe Bull/Bull Corporation of America.

      Joseph T. Chung, 35, co-founded the company with Jeet Singh in 1991 and is our Chief Technology Officer, Treasurer and Chairman of our Board of Directors. Previously, Mr. Chung was the technical director and chief technology designer of the hyperinstrument group at the MIT Media Lab and held engineering positions at Apple Computer and Digital Equipment Corporation.

      Ann C. Brady, 36, has been Chief Financial Officer since April 1999 and Vice President, Finance since January 1998. From May 1997 to January 1998 she was Director of Finance. From 1992 to May 1997, Ms. Brady was head of Finance and Accounting for HPR, Inc., a software and consulting services company, subsequently acquired by McKesson/HBOC.

      Paul G. Shorthose, 43, has been Chief Operating Officer since June 1999 and President since February 2000. From July 1998 to June 1999, he was Vice President of Marketing and Business Development for Context Integration, Inc., a software-related consulting services company. From August 1997 to July 1998, Mr. Shorthose served as our Vice President, Worldwide Services. From April 1992 to August 1997, Mr. Shorthose was Vice President/General Manager for the Northeast U.S. and Canada Professional Services Organization of Sybase, Inc., a software and consulting services company.

      William Wittenberg, 41, has been Senior Vice President, Product Development since March 1998. From April 1996 to March 1998, he was Vice President, Engineering. From 1991 to January 1995, Mr. Wittenberg was Director of Product Management and User Interface Design for Lotus Development Corporation.

      Lauren J. Kelly, 40, has been Senior Vice President, Worldwide Sales since February 2000. From December 1996 to February 2000, she was Vice President, Sales. From September 1996 to December 1996, she worked as a consultant to the company on the European market. From July 1995 to December 1996, Ms. Kelly was a sales and marketing consultant with TechConnect Strategies, Inc., an international business development firm. From January 1994 to July 1995, Ms. Kelly was General Manager at Borland International in Paris, France.

      Ian Reid, 47, has been Vice President, Marketing since March 24, 2000. From 1998 to March, 2000 he was an independent marketing consultant for internet industry companies. From 1996 to 1998, he was Vice President, Field and Channel Marketing for Open Market, Inc., an internet e-commerce company. From 1992 to 1996, Mr. Reid was Vice President, Marketing for Advanced Visual Systems Inc., a visualization software company.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table shows certain information for each of the last three fiscal years regarding the compensation paid to our Chief Executive Officer and each of our four other most highly compensated executive officers (collectively, "Named Executive Officers").

                                                                     LONG-TERM
                                                                   COMPENSATION
                                                                      SHARES
       NAME AND                                                     UNDERLYING
  PRINCIPAL POSITION           YEAR     SALARY ($)   BONUS ($)   OPTIONS GRANTED
--------------------------------------------------------------------------------

Jeet Singh                     1999      150,000       80,000              --
Chief Executive Officer        1998      150,000        3,038(1)           --
                               1997      148,585           --              --

Joseph T. Chung                1999      150,000       80,000              --
Chief Technology Officer       1998      150,000           --              --
                               1997      144,340           --              --

Paul Shorthose(2)              1999       92,769       55,000       1,149,998
President and Chief            1998       88,846       60,000              --
Operating Officer              1997       45,769       20,000         303,000

Ann C. Brady                   1999      131,560           --         289,998
Vice President, Finance        1998      125,000           --         124,500
and Chief Financial            1997       65,414           --         141,000
Officer

William Wittenberg             1999      148,462           --         180,000
Senior Vice President,         1998      138,846           --         181,860
Product Development            1997      130,861           --           3,600

Lauren J. Kelley               1999      120,000      237,021         150,000
Senior Vice President,         1998      120,000      149,610          70,800
Worldwide Sales                1997      120,716           --          33,000

--------------
(1)   Represents imputed interest on an interest-free loan extended to Mr.
      Singh.
(2) Mr. Shorthose resigned as our Vice President, Services in August 1998 and rejoined the Company as Chief Operating Officer in June 1999.

               Total Option Exercises in 1999 and Year-End Values

      The following table shows information regarding options exercised in 1999 by the Named Executive Officers and the value (stock price less exercise price) of the remaining options held by those executive officers at year end, using the closing price ($128.125) of our common stock on December 31, 1999. This table reflects the 2-for-1 stock split effected as of March 24, 2000.

                                                                                                   Value of Unexercised
                                                             Number of Unexercised Options        In-the-Money Options at
                                                                      at 12/31/99                        12/31/99
                                                            --------------------------------   ----------------------------
                          Shares Acquired   Value Realized                                     Exercisable    Unexercisable
Name                      on Exercise (#)        ($)        Exercisable     Unexercisable          ($)             ($)
------------------        ---------------   --------------  -----------     -------------      -----------    -------------
Jeet Singh                           --              --            --                  --               --              --
Joseph T Chung                       --              --            --                  --               --              --
Paul G. Shorthose                40,000       1,170,000       235,000             875,000       13,879,688      51,679,688
Ann C. Brady                    102,096       1,532,756        65,834             362,064        4,188,845      22,238,110
William Wittenberg              334,272       2,612,775       319,938             251,250       20,415,935      15,944,016
Lauren Kelley                    36,994         660,901        38,298             328,502        2,413,423      12,993,002

                              Option Grants in 1999

      The following table shows all options to purchase our common stock granted in 1999 to our Named Executive Officers, and the potential value of such grants based on potential realizable value at certain assumed rates of appreciation. This method of valuation is required to be disclosed by SEC rules, and is not meant to forecast possible future appreciation in our stock price.

                            Number of     Percentage of
                           Securities     Total Options                            Potential Realizable Value at
                           Underlying      Granted to                              Assumed Annual Rates of Stock Price
                             Options      Employees in    Exercise                 Appreciation for Option Term
                             Granted         FY 1999      Price per   Expiration   ------------------------------------
Name                         (1) (#)           (2)          Share        Date          0%           5%          10%
------------------         ------------   -------------   ---------   -----------  ---------   ----------    ----------
Paul G. Shorthose               100,000         2.05%       $5.00      06/21/2009         $0     $314,447      $796,871
                                900,000        18.48%       $5.00      06/21/2009         $0   $2,830,026    $7,171,841
                             150,000(3)         3.08%       $5.00      06/21/2009         $0     $471,671    $1,195,307

William Wittenberg               45,000         0.92%       $1.00      01/26/2009         $0      $28,300       $71,718
                                135,000         2.77%       $1.00      01/26/2009         $0      $84,901      $215,155

Ann C. Brady                     60,000         1.23%       $1.33      02/24/2009         $0      $50,312      $127,499
                                 87,704         1.80%       $4.00      04/29/2009         $0     $220,626      $559,110
                                 16,030         0.33%       $4.00      04/29/2009         $0      $40,325      $102,191
                                 76,264         1.57%       $4.00      04/29/2009         $0     $191,848      $486,181
                                 12,500         0.26%       $5.00      07/18/2009         $0      $39,306       $99,609
                                 37,500         0.77%       $5.00      07/18/2009         $0     $117,918      $298,827

Joseph T. Chung                       0         0.00%         N/A             N/A        N/A          N/A           N/A

Jeet Singh                            0         0.00%         N/A             N/A        N/A          N/A           N/A

Lauren J. Kelley                150,000         3.08%       $1.33      02/24/2009         $0     $125,779      $318,748
                                  4,250         0.09%      $52.50      12/21/2009    $15,141     $164,985      $394,875
                                145,750         2.99%      $52.50      12/21/2009   $519,234   $5,658,001   $13,541,878

(1) Unless otherwise noted, options vest quarterly at the rate of 6.25% per quarter over a four year period beginning 3 months after the date of Grant.
(2) Based on Grants to employees in 1999 to purchase an aggregate of 4,869,458 post-split shares of common stock.
(3) These options vested immediately upon grant and were granted outside the 1996 Plan.

Compensation Committee Report

      The Compensation Committee consists entirely of Directors who are not officers or employees of ATG or its affiliates. The Committee establishes the salaries and other compensation of ATG's executive officers, including its Chief Executive Officer and the other Named Executive Officers. The Committee also administers ATG's 1996 Stock Option Plan.

      General Compensation Philosophy. The Company's executive compensation program is designed to:

o retain executive officers by paying them competitively, motivate them to contribute to the Company's success and reward them for their performance;

o link a substantial part of each executive officer's compensation to the performance of both the Company and the individual executive officer; and

o encourage ownership of ATG common stock by executive officers, to further tie the interests of management to the interests of ATG stockholders.

      The Committee applies these principles to determine annual compensation opportunities and payments for the Named Executive Officers and ATG's other executive officers.

      Establishing Total Compensation Opportunities. In determining total annual compensation opportunities for the Named Executive Officers, the Committee considers many factors including:

o     the experience and compensation history of the executive officer;

o the Company's performance as measured by revenues, earnings and total stockholder return compared to that of the Peer Group; and

o the total annual compensation paid by competitors in the Internet software industry to their senior management.

      Balancing The Elements Of Compensation. The Committee's compensation program is intended to balance three elements--salaries, bonuses and stock options. The Committee also tries to align the compensation opportunities of executive officers closely with the interests of ATG's stockholders in allocating compensation opportunities among these elements. Therefore, bonuses are tied to ATG's performance, as measured by revenues and earnings. The Committee also relies on recommendations made by the executive compensation specialists at our accounting firm.

      Salaries for each of the Named Executive Officers are based on the Committee's evaluation of:

o     the executive officer's job performance;

o the executive officer's contribution to the Company's growth and profitability;

o any increase in the executive officer's responsibilities, whether as a result of the Company's growth and other factors or a reassignment of responsibilities among members of the management team;

o the success of the management team in achieving the Company's short-term and long-term goals;

o the importance of the executive officer to the future growth and profitability of the Company;

o the salaries and total compensation mix paid to executive officers holding equivalent positions by companies in our peer group; and

o     the experience and compensation history of the executive officer.

      To determine the size of the grants to ATG's executive officers, we rely on recommendations made by the executive compensation specialists of our accounting firm. The exercise price for all stock options granted to executive officers equals the market value of the underlying shares on the date of grant. Therefore, ultimately, the stock options have value only if the value of the underlying shares increases.

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction available to the Company for compensation exceeding $1 million paid to the Company's CEO and four other most highly compensated officers. However, the limit does not apply to compensation paid upon Company attainment of performance goals under a program approved by the stockholders. The Committee intends that compensation attributable to stock options granted under the 1996 Plan meet the requirements of Section 162(m), and therefore believes that these amounts will be deductible by the Company for federal income tax purposes.

      As our Chief Executive Officer for 1999, Jeet Singh received salary compensation of $150,000. Mr. Singh did not receive any bonus compensation for 1999.

                         COMPARE CUMULATIVE TOTAL RETURN
                        AMONG ART TECHNOLOGY GROUP, INC.,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX

                               [GRAPHIC OMITTED]

                     ASSUMES $100 INVESTED ON JULY 21, 1999
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1999

BY THE COMPENSATION COMMITTEE

Thomas Matlack, Chairman
Scott Jones
Charles Lax

Compensation Committee Interlocks and Insider Participation

      During 1999, the following individuals served on the Compensation
Committee: Thomas Matlack, Scott Jones, and Charles Lax. None of these Directors was, during or before 1999, an officer or employee of ATG or any of our affiliates. During 1998, Mr. Matlack had a consulting agreement with ATG under which he provided financial and strategic planning advice.

      SEC rules require disclosure of "interlocks," that is, certain circumstances where an officer of ATG might serve as a director or member of the compensation committee of another company, while an officer of that other company serves as a Director of ATG or member of our Compensation Committee. During 1999, ATG had no interlocks with other companies.

Section 16 Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and executive officers to file reports of holdings and transactions in ATG common stock with the Securities and Exchange Commission. Based on our records and other information, we believe that in 1999 our Directors and executive officers met all applicable SEC filings requirements under Section 16(a), with the following exceptions. Ann Brady, Chief Financial Officer of ATG, inadvertently failed to file on a timely basis a report on Form 4 with respect to one transaction. Scott Jones, a Director of ATG, inadvertently failed to file on a timely basis a report on Form 4 with respect to one transaction. These transactions were subsequently reported.

Stock Performance Graph

      The following graph compares the cumulative total stockholder return on our common stock during the period from July 21, 1999 (the date on which our common stock became registered under Section 12 of the Securities Act of 1933, as amended) to December 31, 1999 with the cumulative total return of (i) the Nasdaq National Market Index and (ii) a Peer Group Index* over the same period. This comparison assumes the investment of $100 on July 21, 1999 in the Company's Common Stock, the Nasdaq National Market Index and the Peer Group Index and assumes dividends, if any, are reinvested.

                              ---------------------------- FISCAL YEAR ENDING ------------------------------
COMPANY/INDEX/MARKET          7/21/1999  7/30/1999  8/31/1999  9/30/1999  10/29/1999  11/30/1999  12/31/1999

Art Technology Group Inc         100.00      94.81     110.73     210.73      298.96      348.79      719.72

Internet Software and Svcs       100.00     100.00     105.09     118.68      123.45      158.47      200.34

NASDAQ Market Index              100.00     100.00     103.43     103.58      111.60      124.81      152.59

Note: Base price date is 7/21/1999

* Peer Group Index reflects the stock performance of the 135 publicly traded companies which comprise the SIC Code Index 852 (Internet Software and Services).

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders

      Stockholder proposals intended to be presented at ATG's 2001 Annual Meeting of Stockholders must be received by us at our principal executive offices by December 5, 2000 for inclusion in the proxy statement and form of proxy relating to that meeting.

      Under our By-laws, a stockholder must follow certain procedures to nominate one or more individuals for election as a Director or to introduce an item of business at an annual meeting of stockholders. These procedures provide that any nomination or proposed item of business must be submitted in writing to the Secretary of ATG at 25 First Street, Cambridge, Massachusetts 02141. The nomination or proposed item of business must be received not less than 60 days nor more than 90 days prior to the 2001 Meeting and include the name and address of the stockholder proposing such nomination or item of business and the number of shares of common stock owned by such stockholder.

A nomination must contain the following information about the nominee:

o     name, age, business and, if known, residence address;

o     principal occupation or employment;

o     the number of shares of ATG's common stock, if any, held by the nominee;
      and

o the information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee as a director.

Notice of a proposed item of business must include:

o a brief description of the substance of, and the reasons for, conducting such business at the annual meeting; and

o     any material interest of the stockholder in such business.

      We have not yet set a date for our 2001 meeting. However, if the 2001 meeting is held on May 19, 2000 (the anniversary of the 2000 meeting), the deadline for delivery of a stockholder proposal or nomination is expected to be March 21, 2001.

      The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should properly come before the Annual Meeting, the persons named in the accompanying Proxy Card intend to vote the proxies in accordance with their best judgment.

      The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made, in compliance with the above procedures.

      Whether or not you plan to attend the Annual Meeting, please vote by marking, signing, dating and promptly mailing your Proxy Card to our transfer agent, Boston EquiServe, L.P., in the enclosed envelope. No postage is required for mailing in the United States.

                                    By order of the Board of Directors,


                                    Jeet Singh
                                    Secretary

April 14, 2000

                                   APPENDIX A

                         FEDERAL INCOME TAX CONSEQUENCES
                          OF THE 1996 STOCK OPTION PLAN

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1996 Plan, and with respect to the sale of Common Stock acquired thereunder.

Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of the sale.

If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of the sale.

Non-Statutory Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory option. However, a participant generally will recognize ordinary compensation income upon the exercise of a non-statutory option in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the "NSO Stock") on the Exercise Date over the exercise price.

A participant will have a tax basis for any NSO Stock equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

Restricted Stock. A participant will not recognize taxable income upon the grant of a restricted stock award unless the participant makes an election under
Section 83(b) of the Internal Revenue Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income at the time that the forfeiture provisions or restrictions on transfer lapse in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

Upon the disposition of the Common Stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the award is granted if a Section 83(b) Election is made.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the 1996 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, the participant's applicable holding period and the participant's tax basis.

Tax Consequences to the Company. The grant of an Award under the 1996 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option acquired under the 1996 Plan nor the sale of any Common Stock acquired under the 1996 Plan, will have any tax consequences to the Company. However, the Company generally will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant under the 1996 Plan, including in connection with a restricted stock award or as a result of the exercise of a non-statutory stock option, a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

                           ART TECHNOLOGY GROUP, INC.

                             1996 STOCK OPTION PLAN

                                 April 25, 1996


1.    Purpose.

      The purpose of this plan (the "Plan") is to secure for ART TECHNOLOGY GROUP, INC. (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.    Type of Options and Administration.

      (a) Types of Options. Options granted pursuant to the Plan may be either incentive stock options ("Incentive Stock Options") meeting the requirements of
Section 422 of the Code or Non-Statutory Options which are not intended to meet the requirements of Section 422 of the Code ("Non-Statutory Options").

      (b) Administration.

            (i) The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion grant options to purchase shares of the Company's Common Stock ("Common Stock") and issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations which are, in the judgment of the Board of Directors, necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith.

            (ii) The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations and Section 3(b) of this Plan delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.

      (c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3"), or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3, shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.    Eligibility.

      (a) General. Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company; provided, that the class of employees to whom Incentive Stock Options may be granted shall be limited to all employees of the Company. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors shall so determine. Subject to adjustment as provided in Section 15 below, the maximum number of shares with respect to which options may be granted to any employee under the Plan shall not exceed 500,000 shares of Common Stock during any calendar year. For the purpose of calculating such maximum number, (a) an option shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration and (b) the repricing of an outstanding option or the issuance of a new option in substitution for a cancelled option shall be deemed to constitute the grant of a new additional option separate from the original grant of the option that is repriced or cancelled.

      (b) Grant of Options to Directors and Officers. From and after the registration of the Common Stock of the Company under the Exchange Act, the selection of a director or an officer (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined either (i) by the Board of Directors, of which all members shall be

"disinterested persons" (as hereinafter defined), or (ii) by two or more directors having full authority to act in the matter, each of whom shall be a "disinterested person." For the purposes of the Plan, a director shall be deemed to be a "disinterested person" only if such person qualifies as a "disinterested person" within the meaning of Rule 16b-3, as such term is interpreted from time to time.

4.    Stock Subject to Plan.

      Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock which may be issued and sold under the Plan is 2,000,000 shares. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. If shares issued upon exercise of an option under the Plan are tendered to the Company in payment of the exercise price of an option granted under the Plan, such tendered shares shall again be available for subsequent option grants under the Plan; provided, that in no event shall such shares be made available for issuance to Reporting Persons or pursuant to exercise of Incentive Stock Options.

5.    Forms of Option Agreements.

      As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients.

6.    Purchase Price.

      (a) General. Subject to Section 3(b), the purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors, provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option, or less than 110% of such fair market value in the case of options described in Section 11(b).

      (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised or (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Regulation T promulgated by the Federal Reserve Board). The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Board of Directors.

7.    Option Period.

      Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement, except that, in the case of an Incentive Stock Option, such date shall not be later than ten years after the date on which the option is granted and, in all cases, options shall be subject to earlier termination as provided in the Plan.

8.    Exercise of Options.

      Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.

9.    Nontransferability of Options.

      Options shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee; provided, however, that Non-Statutory Options may be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3).

10.   Effect of Termination of Employment or Other Relationship.

      Except as provided in Section 11(d) with respect to Incentive Stock Options, and subject to the provisions of the Plan, the Board of Directors shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option.

11.   Incentive Stock Options.

      Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

      (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

      (b) 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

            (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

            (ii) the option exercise period shall not exceed five years from the date of grant.

      (c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

      (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

            (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

           (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive

      Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

          (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12.   Additional Provisions.

      (a) Additional Option Provisions. The Board of Directors may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

      (b) Acceleration, Extension, Etc. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised.

13.   General Restrictions.

      (a) Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

      (b) Compliance With Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14.   Rights as a Shareholder.

      The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15.   Adjustment Provisions for Recapitalizations and Related Transactions.

      (a) General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code.

      (b) Board Authority to Make Adjustments. Any adjustments under this
Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.   Merger, Consolidation, Asset Sale, Liquidation, etc.

      (a) General. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and
(B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

      (b) Substitute Options. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

17.   No Special Employment Rights.

      Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18.   Other Employee Benefits.

      Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

19.   Amendment of the Plan.

      (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

      (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

20.   Withholding.

      (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the

Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

      (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 (unless it is intended that the transaction not qualify for exemption under Rule 16b-3).

21.   Cancellation and New Grant of Options, Etc.

      The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

22.   Effective Date and Duration of the Plan.

      (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, options previously granted under the Plan shall not vest and shall terminate and no options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 19) shall become effective when adopted by the Board of Directors, but no option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular person) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any options granted on or after the date of such amendment shall terminate to the extent that such amendment was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

      (b) Termination. Unless sooner terminated in accordance with Section 16, the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors. Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

23.   Provision for Foreign Participants.

      The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

                            Adopted by the Board of Directors on April 25, 1996.

                            Approved by the Stockholders
                            May, 1996

                                 Amendment No. 1
                        to the 1996 Stock Option Plan of
                           Art Technology Group, Inc.

      Pursuant to Section 19 of the 1996 Stock Option Plan (the "Plan") of Art Technology Group, Inc. (the "Company"), the Plan is hereby amended as follows:

      1. Resolved: Section 4 of the Plan be and hereby is amended by decreasing the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan to 1,000,000.


                                          Approved by the Board of Directors
                                          December 23, 1996

Amendment No. 2
to the 1996 Stock Option Plan of
Art Technology Group, Inc.


      Pursuant to Section 19 of the 1996 Stock Option Plan (the "Plan") of Art Technology Group, Inc. (the "Company"), the Plan is hereby amended as follows:

      1. Resolved: Section 4 of the Plan be and hereby is amended by increasing the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan to 2,000,000.

                                          Approved by the Board of Directors
                                          September 12, 1997

Amendment No. 3
to the 1996 Stock Option Plan of
Art Technology Group, Inc.

      Pursuant to Section 19 of the 1996 Stock Option Plan (the "Plan") of Art Technology Group, Inc. (the "Company"), the Plan is hereby amended as follows:

      1. Resolved: Section 4 of the Plan be and hereby is amended by increasing the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan to 2,696,253.

                                          Approved by the Board of Directors
                                          July 15, 1998

                                          Approved by the Shareholders
                                          July, 1998

                                 Amendment No. 4
                        to the 1996 Stock Option Plan of
                           Art Technology Group, Inc.

      Pursuant to Section 19 of the 1996 Stock Option Plan (the "Plan") of Art Technology Group, Inc. (the "Company"), the Plan is hereby amended as follows:

      1. Resolved: Section 4 of the Plan be and hereby is amended by increasing the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan to 4,200,000.


                                          Approved by the Board of Directors
                                          April 22, 1999

                                      PROXY

                           ART TECHNOLOGY GROUP, INC.

     The Board Of Directors Of Art Technology Group Is Soliciting This Proxy

      The undersigned owns shares of common stock of Art Technology Group, Inc.("ATG"). ATG's Annual Meeting of Stockholders will be held on Friday, May 19, 2000, beginning at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts. The undersigned appoints each of Ann C. Brady, Linda Handman, and David Westenberg, acting singly, with the power of substitution to each, as attorney, agent and proxy to vote all shares of Common Stock that the undersigned is entitled to vote, at this Annual Meeting and at any adjournment or postponement of this Annual Meeting.

      The individuals named above will vote these shares as directed by the undersigned on this proxy.

      IF NO PROPER VOTING INSTRUCTIONS ARE GIVEN, THE INDIVIDUALS NAMED ABOVE WILL VOTE THESE SHARES FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY AS DIRECTORS OF ATG, AND FOR ITEM 2, 3 AND 4.

      IF ANY OTHER MATTERS ARE PROPERLY PRESENTED FOR CONSIDERATION AT THIS ANNUAL MEETING, THE INDIVIDUALS NAMED ABOVE WILL HAVE THE DISCRETION TO VOTE THESE SHARES ON THOSE MATTERS.


  SEE REVERSE        (Please sign and date on reverse side)        SEE REVERSE
      SIDE                                                             SIDE

ART TECHNOLOGY GROUP, INC.
      c/o EquiServe

P.O. Box 8040
Boston, MA 02266-8040

                [______ -ART TECHNOLOGY GROUP, INC.] [FILE NAME: _____________]
                      [VERSION - _] [00/00/00 ]

                                           DETACH HERE

[X]   Please mark votes as in this example.

ITEM 1. TO ELECT THE FOLLOWING NOMINEES AS DIRECTORS OF ATG TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED:

                        Phyllis S. Swersky
                        Robert F. Walters

                        FOR [ ]                        [ ] WITHHELD
                        All                                From All
                        Nominees                           Nominees

  [ ] ------------------------------------------------------------------------

                    FOR all nominees except as written above

ITEM 2. TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS OF ATG FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000

                         FOR     AGAINST    ABSTAIN
                         [  ]      [  ]       [  ]

ITEM 3. TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM $100,000,000 SHARES TO $500,000,000 SHARES.

                         FOR     AGAINST    ABSTAIN
                         [  ]      [  ]       [  ]

ITEM 4. TO APPROVE (i) THE CONTINUANCE OF AND (ii) AN AMENDMENT TO THE 1996 STOCK PLAN.

                         FOR     AGAINST    ABSTAIN
                         [  ]      [  ]       [  ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

Please sign exactly as your name is printed on this proxy. When signing as attorney-in-fact, executor, administrator, trustee, guardian or custodian, or in any other representative capacity, please write title.

Owner:___________________ Date:_______ Co-Owner:___________________ Date:_______


                                       26